United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAYSIGN, INC.

(Name of Registrant As Specified In Its Charter)

_______________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On April 29, 2019, Paysign, Inc., f/k/a 3PEA International, Inc., made the following information available to its stockholders in connection with its 2019 Annual Meeting of Stockholders.

PAYSIGN, INC.

1700 W. Horizon Ridge Parkway, Suite 200

Henderson, Nevada 89012

SUPPLEMENTAL INFORMATION

April 29, 2019

The following information relates to and supplements the disclosures contained in the definitive proxy statement (the “Proxy Statement”) of Paysign, Inc., f/k/a 3PEA International, Inc. (referred to herein as the “Company,” “we,” “us” or “our”), which was first filed with the Securities and Exchange Commission (the “SEC”) and sent to stockholders on April 12, 2019 in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual Meeting of Stockholders to be held on Thursday, May 23, 2019 at 2:30 p.m. local time, at M Resort Spa Casino, located at 12300 Las Vegas Blvd. S. Henderson, Nevada 89044, and any adjournment or postponement thereof (the “Annual Meeting”).

The information in this supplement dated April 29, 2019 to the Proxy Statement (the “Supplement”) is in addition to the information set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls.

GENERAL

Effective as of the close of business on April 23, 2019, the Company changed its name to Paysign, Inc. The new corporate name was chosen to align the Company with its Paysign brand of prepaid card and virtual payment solutions. The company’s new trading symbol is “PAYS,” which became effective as of the opening of trading on April 29, 2019.  The new CUSIP number for the Company’s common stock is 70451A104, which replaces the Company’s former CUSIP number, 88579C109.

REGARDING PROPOSAL NO. 2 – APPROVAL OF 2018 INCENTIVE COMPENSATION PLAN

As disclosed in the Proxy Statement, the Company’s stockholders are being asked to vote on a proposal to approve the Company’s 2018 Incentive Compensation Plan (the “Plan”), which was approved by the board of directors on July 18, 2018. As disclosed in the Proxy Statement, the Company has issued options to purchase 750,000 shares of common stock under the Plan to 39 employees at an exercise price of $2.40 per share. Set forth below is additional information about the persons eligible to receive grants or awards under the Plan, as well as the stock options that have already been issued thereunder:

•	Awards under the Plan may be made to the officers, directors, employees, consultants and other persons who provide services to our company or any related entity. As of April 26, 2019, the Company had 63 officers and employees, seven directors (three of whom are officers), and approximately three consultants, all of whom would be eligible to received awards under the Plan. Eligibility under the Plan is not limited to persons who are currently officers, directors, employees, consultants and other persons. The Company is not able to predict the future number of officers, directors, employees, consultants or other persons that the Company may employ or retain.

•	The Plan does not contain any specific criteria for receipt of an award under the Plan, and awards may be made at the sole discretion of the Compensation Committee.

•	As disclosed in the Proxy, on July 18, 2018, the Company issued options to purchase 750,000 shares of common stock under the Plan to 39 non-officer employees of the Company. Each of the options is exercisable at $2.40 per share for ten years, subject to the recipient’s meeting the vesting criteria in the option. The only material condition to exercise of the options is that the option has vested at the time of exercise. Each of the options vests in equal parts over 5 years on an annual basis from the date of grant. Since the grant date, 52,000 options have been forfeited by several recipients whose employment with the Company has terminated. All of the options are exercisable for cash for the exercise price or on a cashless basis. The Company did not receive any consideration for the grant of the outstanding options.

•	As disclosed on page 18 of the Proxy, the dollar value of the stock options on the date of grant was $1,800,000. The market value of the outstanding options (after taking into consideration 52,000 options which have been forfeited) was $6,309,920, based on the closing price of the common stock of $9.04 on April 26, 2019.

•	The tax consequences of exercising the outstanding options are described on page 19 of the Proxy.

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Voting Information

You do not have to take any action if you have already voted your shares and do not wish to revoke or change your votes.  Your votes will be tabulated at the 2019 Annual Meeting as you instructed.

If you have already voted your shares and wish to revoke your proxy or change your voting instructions, you may do so prior to the vote at the 2019 Annual Meeting.  A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by: delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked; signing and delivering a proxy bearing a later date; voting again through the Internet; or attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy). Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions. Please refer to the voting instructions in the Proxy Statement for more information.

This Supplement, the Proxy Statement and our 2018 Annual Report to Stockholders are available online at online at www.iproxydirect.com/tpnl and at www.paysign.com.

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